Exhibit 4.2

ELEVANCE HEALTH, INC.

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

Trustee

Indenture

Dated as of [●], 2026

Subordinated Debt Securities

Certain Sections of this Indenture relating to Sections 310 through 318,

inclusive, of the Trust Indenture Act of 1939:

Trust Indenture Act Section	Indenture Section
Section 310 (a)(1)	609
(a)(2)	609
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	609
(b)	608
(c)	Not Applicable

Section 311 (a)	613
(b)	613
(c)	Not Applicable

Section 312 (a)	701, 702
(b)	702
(c)	702

Section 313 (a)	703
(b)(1)	Not Applicable
(b)(2)	703
(c)	703
(d)	703

Section 314 (a)	704
(a)(4)	101, 1004
(b)	Not Applicable
(c)(1)	102
(c)(2)	102
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	102
(f)	Not Applicable

Section 315 (a)	601
(b)	602
(c)	601
(d)	601
(e)	514

Section 316 (a)(last sentence)	106
(a)(1)(A)	502, 512
(a)(1)(B)	513
(a)(2)	Not Applicable
(b)	508
(c)	104

Section 317 (a)(1)	503
(a)(2)	504
(b)	1003

Section 318 (a)

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

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SECTION 508	Unconditional Right of Holders to Receive Principal, Premium and Interest and to Convert Securities	27
SECTION 509	Restoration of Rights and Remedies	27
SECTION 510	Rights and Remedies Cumulative	27
SECTION 511	Delay or Omission Not Waiver	27
SECTION 512	Control by Holders	28
SECTION 513	Waiver of Past Defaults	28
SECTION 514	Undertaking for Costs	28
SECTION 515	Waiver of Usury, Stay or Extension Laws	28

ARTICLE SIX
THE TRUSTEE

SECTION 601	Certain Duties and Responsibilities	29
SECTION 602	Notice of Defaults	29
SECTION 603	Certain Rights of Trustee	30
SECTION 604	Not Responsible for Recitals or Issuance of Securities	31
SECTION 605	May Hold Securities	31
SECTION 606	Money Held in Trust	31
SECTION 607	Compensation and Reimbursement	32
SECTION 608	Conflicting Interests	33
SECTION 609	Corporate Trustee Required; Eligibility	33
SECTION 610	Resignation and Removal; Appointment of Successor	33
SECTION 611	Acceptance of Appointment by Successor	34
SECTION 612	Merger, Conversion, Consolidation or Succession to Business	35
SECTION 613	Preferential Collection of Claims Against Company	35
SECTION 614	Appointment of Authenticating Agent	35

ARTICLE SEVEN
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701	Company to Furnish Trustee Names and Addresses of Holders	36
SECTION 702	Preservation of Information; Communications to Holders	37
SECTION 703	Reports by Trustee	37
SECTION 704	Reports by Company	37

ARTICLE EIGHT
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801	Company May Consolidate, Etc., Only on Certain Terms	37
SECTION 802	Successor Substituted	38

ARTICLE NINE
SUPPLEMENTAL INDENTURES

SECTION 901	Supplemental Indentures Without Consent of Holders	38
SECTION 902	Supplemental Indentures with Consent of Holders	39
SECTION 903	Execution of Supplemental Indentures	40
SECTION 904	Effect of Supplemental Indentures	41
SECTION 905	Conformity with Trust Indenture Act	41
SECTION 906	Reference in Securities to Supplemental Indentures	41

ARTICLE TEN
COVENANTS

SECTION 1001	Payment of Principal, Premium and Interest	41
SECTION 1002	Maintenance of Office or Agency	41
SECTION 1003	Money for Securities Payments to Be Held in Trust	42
SECTION 1004	Statement by Officer as to Default	42
SECTION 1005	Existence	43
SECTION 1006	Waiver of Certain Covenants	43

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ARTICLE ELEVEN
REDEMPTION OF SECURITIES

SECTION 1101	Applicability of Article	43
SECTION 1102	Election to Redeem; Notice to Trustee	43
SECTION 1103	Selection by Trustee of Securities to Be Redeemed	43
SECTION 1104	Notice of Redemption	44
SECTION 1105	Deposit of Redemption Price	45
SECTION 1106	Securities Payable on Redemption Date	45
SECTION 1107	Securities Redeemed in Part	46

ARTICLE TWELVE
SINKING FUNDS

SECTION 1201	Applicability of Article	46
SECTION 1202	Satisfaction of Sinking Fund Payments with Securities	46
SECTION 1203	Redemption of Securities for Sinking Fund	46

ARTICLE THIRTEEN
DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1301	Company’s Option to Effect Defeasance or Covenant Defeasance	47
SECTION 1302	Defeasance and Discharge	47
SECTION 1303	Covenant Defeasance	47
SECTION 1304	Conditions to Defeasance or Covenant Defeasance	48
SECTION 1305	Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions	49
SECTION 1306	Reinstatement	49

ARTICLE FOURTEEN
SUBORDINATION OF SECURITIES

SECTION 1401	Securities Subordinate to Senior Debt	49
SECTION 1402	Payments to Securityholders	50
SECTION 1403	Subrogation to Rights of Holders of Senior Debt	51
SECTION 1404	Article Not to Prevent Event of Default	51
SECTION 1405	Trustee to Effectuate Subordination; No Impairment of Subordination	51
SECTION 1406	Notice to Trustee	52
SECTION 1407	Reliance on Certificate of Liquidating Agent	53
SECTION 1408	Trustee Not Fiduciary for Holders of Senior Debt	53
SECTION 1409	Rights of Trustee as Holder of Senior Debt	53
SECTION 1410	Article Applicable to Paying Agent	53
SECTION 1411	Trust Moneys Not Subordinated	53

Exhibit A: Form of Security

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INDENTURE, dated as of [●], 2026, between ELEVANCE HEALTH, INC., a corporation duly organized and existing under the laws of the State of Indiana (herein called the “Company”), having its principal office at 220 Virginia Avenue, Indianapolis, Indiana, 46204, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as Trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its subordinated notes, debentures or other evidences of subordinated indebtedness (herein called the “Securities”), to be issued in one or more series under this Indenture.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof and, with respect to the provisions of Article Fourteen, the holders of Senior Debt (as hereinafter defined), as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101   Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)   the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)   all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)   all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

(4)   unless the context otherwise requires, any reference to an “Article,” a “Section” or a “Subsection” refers to an Article, a Section or a Subsection, as the case may be, of this Indenture;

(5)   the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection or other subdivision;

(6)   “including” means including without limitation;

(7)   references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to;

(8)   when used with respect to any Security, the words “convert,” “converted” and “conversion” are intended to refer to the right of the Holder or the Company to convert or exchange such Security into or for securities or other property in accordance with such terms, if any, as may hereafter be specified for such Security as contemplated by Section 301, and these words are not intended to refer to any right of the Holder or the Company to exchange such Security for other Securities of the same series and like tenor pursuant to Section 302, Section 303, Section 304, Section 906 or Section 1107 or another similar provisions of this Indenture, unless the context otherwise requires; and references herein to the terms of any Security that may be converted mean such terms as may be specified for such Security as contemplated in Section 301; and

(9)   unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements and instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture.

“Act”, when used with respect to any Holder, has the meaning specified in Section 104.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Security Registrar, Paying Agent or co-registrar.

“Applicable Procedures” of a Depository means, with respect to any matter at any time, the policies and procedures of such Depository, if any, that are applicable to such matter at such time.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors or such authorized persons or duly appointed person thereof and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day”, when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close.

“Commission” means the Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by an Officer of the Company (or any Person designated in writing by an Officer of the Company as authorized to execute and deliver Company Requests and Company Orders), and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee or the Security Registrar, as the case may be, at which at any particular time its corporate trust business shall be principally administered, which office as of the date of this instrument is located at 311 South Wacker Drive, Suite 6200B, Floor 62, Chicago, Illinois 60606; Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company.

“corporation” means a corporation, association, partnership, limited liability company, company, joint-stock company or business (including Delaware statutory) trust.

“Covenant Defeasance” has the meaning specified in Section 1303.

“Debt” means, with respect to any Person, whether recourse is to all or a portion of the assets of that Person and whether or not contingent:

(1)   every obligation of that Person for money borrowed;

(2)   every obligation of that Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

(3)   every reimbursement obligation of that Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of that Person;

(4)   every obligation of that Person incurred in connection with the acquisition of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

(5)   every capital lease obligation of that Person; and

(6)   every obligation of the type referred to above of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or for which such Person is responsible or liable, directly or indirectly, as obligor or otherwise.

“Defaulted Interest” has the meaning specified in Section 305.

“Defeasance” has the meaning specified in Section 1302.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 203 hereof, substantially in the form of Exhibit A hereto, except that such Security shall not bear the Global Security Legend and shall not have the “Schedule of Exchanges of Interests in the Global Security” attached thereto.

“Depository” means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as depositary for such Securities as contemplated by Section 203, and, unless otherwise provided with respect to any Security, any successor to such Person. If at any time there is more than one such Person, “Depository” shall mean, with respect to any Securities, the depositary which has been appointed with respect to such Securities.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Expiration Date” has the meaning specified in Section 104.

“Global Security” means a Security, substantially in the form of Exhibit A hereto, that bears the Global Security Legend and that has the “Schedule of Exchanges of Interests in the Global Security” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depository, issued in accordance with Section 201 or Section 203 of this Indenture.

“Global Security Legend” means the legend set forth in Section 203(b), which is required to be placed on all Global Securities issued under this Indenture.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 301.

“interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Investment Company Act” means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Notice of Default” means a written notice of the kind specified in Section 501(4).

“Officer” means the Chair of the Board, a Vice Chair of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Legal Officer, a President, Vice President, Treasurer, Assistant Treasurer, Secretary or an Assistant Secretary, of the Company.

“Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the Company (or any Person designated in writing by an Officer of the Company as authorized to execute and deliver Officer’s Certificates), and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of legal counsel, who may be an employee of, or outside counsel for, the Company, and who shall be reasonably acceptable to the Trustee.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1)   Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)   Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided, however, that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3)   Securities as to which Defeasance has been effected pursuant to Section 1302;

(4)   Securities which have been paid pursuant to Section 304 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

(5)   Securities as to which any property deliverable upon conversion thereof has been delivered (or such delivery has been made available), or as to which any other particular conditions have been satisfied, in each case as may be provided for such Securities as contemplated in Section 301; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 502, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 301, (C) the principal amount of a Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 301, of the principal amount of such Security (or, in the case of a Security described in Clause (A) or (B) above, of the amount determined as provided in such Clause), and (D) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities of which a Responsible Officer of the Trustee has actual knowledge are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Participant” means, with respect to the Depository, a Person who has an account with the Depository.

“Paying Agent” means any Person authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision of a government or governmental agency.

“Place of Payment”, when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Section 301.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security, and, for the purposes of this definition, any Security authenticated and delivered under Section 304 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

“Responsible Officer”, when used with respect to the Trustee, means any officer of the Trustee within the corporate trust group of the Trustee (or any successor unit or department of the Trustee) located at the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this Indenture and, for the purposes of Section 601(3)(B) and Section 602 (for the purposes of Section 315(b) of the Trust Indenture Act), shall also include any officer of the Trustee to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject and who, in each case, has direct responsibility for the administration of this Indenture.

“Securities” means the Securities described in the first recital hereto and shall include any Securities authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 303.

“Senior Debt” means the principal of, and any premium and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not such claim for post-petition interest is allowed in such proceeding) on the Company’s Debt, whether incurred on, before or after the date of this instrument, unless the instrument creating or evidencing such Debt or under which such Debt is outstanding provides that obligations created by it are not superior in right of payment to the Securities.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee at the direction of the Company pursuant to Section 305.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means a Person more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock or other equity interests which ordinarily has voting power for the election of directors, managers, trustees or other voting members of the governing body of such Person, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“U.S. Government Obligation” has the meaning specified in Section 1304.

“Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

SECTION 102   Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take or refrain from taking any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act; provided, however, that no Opinion of Counsel shall be required in connection with (i) the issuance of Securities that are part of any series as to which such an opinion has been furnished, (ii) a request by the Company that the Trustee deliver a notice to Holders under this Indenture where the Trustee receives an Officer’s Certificate with respect to such notice or (iii) a cancellation order delivered pursuant to Section 307. Each such certificate or opinion shall be given in the form of an Officer’s Certificate, if to be given by an Officer of the Company or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

Every certificate (other than a certificate provided pursuant to Section 1004) or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include,

(1)   a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)   a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)   a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103   Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or Opinion of Counsel or representations with respect to such matters are erroneous. Counsel delivering an Opinion of Counsel may also rely as to factual matters on certificates of governmental or other officials customary for opinions of the type required.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104   Acts of Holders; Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

Without limiting the generality of the foregoing, a Holder, including a Depository that is a Holder of a Global Security, may make, give or take, by a proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depository that is a Holder of a Global Security may provide its proxy or proxies to the beneficial owners of interests in any such Global Security.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Securities shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, but the Company shall have no obligation to do so; provided, however, that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided, however, that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Sections 105 or 106.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in Section 512, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided, however, that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

With respect to any record date set pursuant to this Section, the party hereto which sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided, however, that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 105   Notices, Etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)   the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be by electronic transmission) to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or

(2)   the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer and/or the Obligor, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. “Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

SECTION 106   Notice to Holders, Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice of any event to a Holder of a Global Security, such notice shall be sufficiently given if given to the Depository for such Security (or its designee), pursuant to the Applicable Procedures of the Depository, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice.

SECTION 107   Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act or deemed to be a part of and govern this Indenture, such required or deemed provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 108   Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109   Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors and assigns, whether so expressed or not.

SECTION 110   Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111   Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders and, with respect to the provisions of Article Fourteen, the holders of Senior Debt any benefit or any legal or equitable right, remedy or claim under this Indenture, except as may otherwise be expressly provided pursuant to Section 301 with respect to any specific Securities.

SECTION 112   Governing Law.

This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute). The Trustee and the Company agree to submit to the non-exclusive jurisdiction of any United States federal or state court located in the Borough of Manhattan, in The City of New York in any action or proceeding arising out of or relating to this Indenture or the Securities.

The Trustee and the Company, and each Holder of a Security by its acceptance thereof, hereby knowingly, voluntarily, irrevocably and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under or in connection with this Indenture, the Securities or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Trustee or the Company relating thereto. The Company acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for the Trustee and the Holders entering into this Indenture.

SECTION 113   Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security, or any date on which a Holder has the right to convert such Holder’s Security, shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any), or the Redemption Price or conversion of such Security need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, or on such conversion date; and no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or conversion date, as the case may be, if payment is made on the next succeeding Business Day.

SECTION 114   No Recourse Against Others.

No recourse shall be had for the payment of principal of, premium, if any, or interest, if any, on any Security of any series, or for any claim based thereon, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor of the Company, either directly or indirectly through the Company or any successor of the Company, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Securities of each series are solely corporate obligations, and that no personal liability whatsoever shall attach to, or is incurred by, any incorporator, shareholder, officer or director, past, present or future, of the Company or of any successor of the Company, either directly or indirectly through the Company or any successor of the Company, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Securities of any series, or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of this Indenture and the issuance of the Securities of each series.

SECTION 115   Counterparts.

This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. Delivery of an executed signature page of this Indenture electronically shall be as effective as delivery of a manually executed counterpart thereof. The words “execution,” “executed,” “signed,” signature” and words of like import in this Indenture or in any other certificate, agreement or document related to this Indenture shall include images of manually executed signatures transmitted by email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

ARTICLE TWO

SECURITY FORMS

SECTION 201   Form and Dating.

The Securities of each series and the Trustee’s certificate of authentication thereon shall be in substantially the form set forth in Exhibit A hereto, the terms of which are incorporated in and made a part of this Indenture, or in such other form as shall be established by or pursuant to a Board Resolution or, subject to Section 202, set forth in, or determined in the manner provided in, an Officer’s Certificate pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depository therefor or as may, consistently herewith, be determined by the Officer executing such Securities, as evidenced by his or her execution thereof. If the form of Securities of any series is established by action taken by or pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 202 for the authentication and delivery of such Securities. Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, each Security shall be dated the date of its authentication. Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, the Securities shall be issuable only in denominations of $1,000 and integral multiples thereof.

The Definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officer executing such Securities, as evidenced by his or her execution of such Securities. Securities issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Security Legend thereon and the “Schedule of Exchanges of Interests in the Global Security” attached thereto). Securities issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Security Legend thereon and without the “Schedule of Exchanges of Interests in the Global Security” attached thereto). Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 203 hereof.

SECTION 202   Execution and Authentication.

An Officer of the Company shall sign the Securities for the Company, by manual, facsimile or electronic signature.

If the Officer of the Company whose signature is on a Security no longer holds that office at the time such Security is authenticated, such Security shall be valid nevertheless.

A Security shall not be valid or obligatory, or entitled to any benefit under this Indenture, unless there appears on such Security a certificate of authentication substantially in the form provided for herein manually or electronically executed by the Trustee or an Authentication Agent. The manual or electronic signature of the Trustee shall be conclusive evidence, and the only evidence, that such Security has been authenticated and delivered in accordance with the terms of this Indenture and is entitled to the benefits of this Indenture.

The Trustee, upon a Company Order, shall authenticate and deliver Securities for original issue in an aggregate principal amount specified in such order. Such Company Order shall specify the principal amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions as permitted by Section 201 and Section 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating to the following effect,

(1)   if the form of such Securities has been established by or pursuant to Board Resolution as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;

(2)   if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture; and

(3)   that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officer’s Certificate otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 307, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 203   Transfer and Exchange.

(a)   Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. The Company initially appoints The Depository Trust Company (“DTC”) to act as Depository with respect to the Global Securities. Global Securities shall be exchanged by the Company for Definitive Securities if:

(i)    the Company delivers to the Trustee notice from the Depository that it is unwilling or unable to continue to act as Depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Company within 120 days after the date of such notice from the Depository; or

(ii)    the Company in its sole discretion determines that the Global Securities (in whole but not in part) should be exchanged for Definitive Securities and delivers written notice to such effect to the Trustee; or

(iii)   there shall have occurred and be continuing an Event of Default under this Indenture and the Trustee has received a request from the Depository or any Holder to issue Definitive Securities.

Upon the occurrence of any of the preceding events in (i) or (ii) above, the Company will notify the Trustee in writing that, upon surrender by the Participants of their interest in such Global Securities, Definitive Securities will be issued to each Person that such Participants and the Depository identify as being the beneficial owner of the related Securities. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Section 302 and Section 304 hereof. Except as otherwise provided above in this Section 203, every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 203 or Section 302 or Section 304 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 203(a).

(b)   Legends. The following legend shall appear on the face of all Global Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

“THIS GLOBAL SECURITY IS HELD BY AND REGISTERED IN THE NAME OF THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY), IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 203 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED PURSUANT TO SECTION 203(a) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 307 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(c)   General Provisions Relating to Transfers and Exchanges.

(i)      To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon the Company’s order or at the Security Registrar’s request.

(ii)   No service charge shall be made to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 302 hereof).

(iii)    The Security Registrar shall not be required to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(iv)    All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(v)   The Company shall not be required (A) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Securities for redemption under Section 1103 hereof and ending at the close of business on the day of selection or (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange a Security between a record date for the payment of interest and the next succeeding interest payment date.

(vi)    Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii)   The Trustee shall authenticate Global Securities and Definitive Securities upon original issuance in accordance with the provisions of Section 202 hereof.

(viii)   All certifications, certificates and Opinions of Counsel required to be submitted to the Security Registrar pursuant to this Section 203 to effect a registration of transfer or exchange may be submitted electronically with the original to follow by first class mail.

(d)   No Obligation of the Trustee.

(i)   None of the Trustee, any Paying Agent or the Security Registrar shall have any responsibility or obligation to any beneficial owner in a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of the Global Security). The rights of beneficial owners in the Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee, any Paying Agent and the Security Registrar may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners. The Trustee, each Paying Agent and the Security Registrar shall be entitled to deal with any depositary (including the Depository), and any nominee thereof, that is the Holder of any Global Security for all purposes of this Indenture relating to such global Security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole Holder of such Global Security and shall have no obligations to the beneficial owners thereof. None of the Trustee, any Paying Agent or the Security Registrar shall have any responsibility or liability for any acts or omissions of any such depositary with respect to such Global Security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between such depositary and any participant in such depositary or between or among any such depositary, any such participant and/or any holder or owner of a beneficial interest in such Global Security or for any transfers of beneficial interests in any such Global Security.

(ii)   The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in the Global Security) other than to make any required delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE THREE

THE SECURITIES

SECTION 301   Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to Section 202, set forth, or determined in the manner provided, in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

(1)    the form and title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

(2)    the limit, if any, on the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 302, Section 303, Section 304, Section 906 or Section 1107 and except for any Securities which, pursuant to Section 202, are deemed never to have been authenticated and delivered hereunder); provided, however, that the authorized aggregate principal amount of such series may from time to time be increased above such amount by a Board Resolution to such effect;

(3)    the price or prices at which the Securities will be sold;

(4)    the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(5)    the date or dates on which the principal of and premium, if any, on any Securities of the series is payable or the method used to determine or extend those dates;

(6)    the rate or rates (which may be fixed or variable, or a combination thereof) at which any Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which any such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date, if any, for any such interest payable on any Interest Payment Date, or the method by which such date or dates shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months and the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

(7)    the place or places where the principal of and any premium and interest on any Securities of the series shall be payable, the place or places where the Securities of such series may be presented for registration of transfer or exchange, the place or places where notices and demands to or upon the Company in respect of the Securities of such series may be made and the manner in which any payment may be made;

(8)    the period or periods within which or the date or dates on which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Company and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Securities shall be evidenced;

(9)    the obligation or the right, if any, of the Company to redeem, purchase or repay any Securities of the series pursuant to any sinking fund, amortization or analogous provisions or upon the happening of a specified event or at the option of the Holder thereof and the period or periods within which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which any Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation or option;

(10)   if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Securities of the series shall be issuable;

(11)   if other than the Trustee, the identity of each Security Registrar and/or Paying Agent;

(12)   if the amount of principal of, premium, if any, or interest on any Securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which such amounts shall be determined,

(13)   if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of, premium, if any, or interest on any Securities of the series shall be denominated, payable, redeemable or purchasable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of the definition of “Outstanding” in Section 101;

(14)   if the principal of, premium, if any, or interest on any Securities of the series is to be payable, redeemable or purchasable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, redeemable or purchasable, the currency, currencies or currency units in which the principal of, premium, if any, or interest on such Securities as to which such election is made shall be payable, redeemable or purchasable the periods within which or the dates on which and the terms and conditions upon which such election is to be made and the amount so payable, redeemable or purchasable (or the manner in which such amount shall be determined);

(15)   if the provisions of Section 401 relating to the satisfaction and discharge of this Indenture shall not apply to the Securities of that series; or if provisions for the satisfaction and discharge of this Indenture other than as set forth in Section 401 shall apply to the Securities of that series;

(16)   if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 or the method by which such portion shall be determined;

(17)   if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(18)   if other than by a Board Resolution, the manner in which any election by the Company to defease any Securities of the series pursuant to Section 1302 or Section 1303 shall be evidenced; whether any Securities of the series other than Securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to Section 1302 or Section 1303; or, in the case of Securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the Securities of the series, in whole or any specified part, shall not be defeasible pursuant to Section 1302 or Section 1303 or both such Sections;

(19)   if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositories for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 203 and any circumstances in addition to or in lieu of those set forth in Clause (ii) of the last paragraph of Section 203(a) in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depository for such Global Security or a nominee thereof;

(20)   any deletion from, addition to or change in the Events of Default that apply to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 502;

(21)   any addition to or change in the covenants set forth in Article Ten that apply to Securities of the series or in any defined term used in Article Ten;

(22)   the terms of any right to convert or exchange Securities of such series into any other securities or property of the Company or of any other corporation or Person, and the additions or changes, if any, to this Indenture with respect to the Securities of such series to permit or facilitate such conversion or exchange;

(23)   whether the Securities of the series will be guaranteed by any Person or Persons and, if so, the identity of such Person or Persons, the terms and conditions upon which such Securities shall be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

(24)   whether the Securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such Securities shall be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of the Company or any guarantor;

(25)   whether the Securities will be issued in a transaction exempt from registration under the Securities Act and any restriction or condition on the transferability of the Securities of such series;

(26)   the exchanges, if any, on which the Securities may be listed; and

(27)   any and all other terms with respect to such series, including, but not limited to, any terms that may be required by or advisable under U.S. laws or regulations or otherwise included in connection with the marketing of the Securities of that series.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 202) set forth, or determined in the manner provided, in the Officer’s Certificate referred to above or in any such indenture supplemental hereto. All Securities of any one series need not be issued at one time and, unless otherwise provided in or pursuant to the Board Resolution referred to above and, subject to Section 202, set forth, or determined in the manner provided, in the Officer’s Certificate referred to above or pursuant to authority granted by one or more Board Resolutions or in any such indenture supplemental hereto with respect to a series of Securities, additional Securities of a series may be issued, at the option of the Company, without the consent of any Holder, at any time and from time to time.

If any of the terms of the series are established by action taken by or pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of the series.

SECTION 302   Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute and, upon receipt of a Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Company will cause Definitive Securities of that series to be prepared without unreasonable delay. After the preparation of Definitive Securities of such series, the temporary Securities of such series shall be exchangeable for Definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company designated for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more Definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same rights, benefits and privileges under this Indenture as Definitive Securities of such series and tenor.

SECTION 303   Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office or agency and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided. The Company may at any time replace such Security Registrar, change such office or agency or act as its own Security Registrar. The Company will give prompt written notice to the Trustee of any change of the Security Registrar or of the location of such office or agency. At all reasonable times, the Security Register shall be available for inspection by the Trustee.

Except as otherwise specified or contemplated by Section 301 with respect to the Securities of any series, upon surrender for registration of transfer of any Security of such series at the office or agency of the Company designated for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of authorized denominations and of like tenor and aggregate principal amount.

Except as otherwise specified or contemplated by Section 301 with respect to the Securities of any series, any Security of such series may be exchanged at the option of the Holder, for one or more new Securities of the same series, of authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

All Securities delivered upon any registration of transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Trustee or the Security Registrar) be duly endorsed or shall be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee or the Security Registrar, as the case may be, duly executed by the Holder thereof or his attorney duly authorized in writing.

Unless otherwise specified as contemplated by Section 301 with respect to Securities of any series, no service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities.

SECTION 304   Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding and shall cancel and dispose of such mutilated security in accordance with its customary procedures.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 305   Payment of Interest; Interest Rights Preserved.

Except as otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1)   The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee, at the direction of the Company, shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly, in the name and at the expense of the Company, cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner set forth in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so transmitted, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2)   The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed and upon such notice as may be required by such exchange.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

In the case of any Security which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or made available for payment) shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security which is converted, interest whose Stated Maturity is after the date of conversion of such Security shall not be payable. Notwithstanding the foregoing, the terms of any Security that may be converted may provide that the provisions of this paragraph do not apply, or apply with such additions, changes or omissions as may be provided thereby, to such Security.

SECTION 306   Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Sections Section 303 and Section 305) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

No holder of any beneficial interest in any Global Security held on its behalf by a Depository shall have any rights under this Indenture with respect to such Global Security, and such Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 307   Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or conversion or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of in accordance with the Trustee’s then customary procedures. If requested by the Company, certification of the disposition of all cancelled Securities shall be delivered to the Company.

SECTION 308   Computation of Interest.

Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 309   CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” and/or other similar numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and/or such other numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” and/or such other numbers.

SECTION 310   Original Issue Discount.

If any of the Securities is an Original Issue Discount Security, the Company shall file with the Trustee promptly at the end of each calendar year (1) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on such Outstanding Original Issue Discount Securities as of the end of such year and (2) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401   Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1)   either

(A)   all Securities theretofore authenticated and delivered (other than (i) Securities which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 304 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B)   all such Securities not theretofore delivered to the Trustee as cancelled or for cancellation

(i)   have become due and payable, or

(ii)   will become due and payable at their Stated Maturity within one year, or

(iii)   are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee, as trust funds in trust for such purpose, money in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee as cancelled or for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)   the Company has paid or caused to be paid, or otherwise made provision for the payment of, all other sums payable hereunder by the Company with respect to such Securities; and

(3)   the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such Securities have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to the Securities of any series, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1103 shall survive such satisfaction and discharge.

SECTION 402   Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1103, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee. All money deposited with the Trustee pursuant to Section 401 (and held by it or any Paying Agent) for the payment of Securities subsequently converted into other property shall be returned to the Company upon Company Request.

The Company may direct by a Company Order the investment of any money deposited with the Trustee pursuant to Section 401, without distinction between principal and income, in (1) United States Treasury securities with a maturity of one year or less or (2) a money market fund that invests solely in short term United States Treasury securities (including money market funds for which the Trustee or an affiliate of the Trustee serves as investment advisor, administrator, shareholder, servicing agent and/or custodian or sub-custodian, notwithstanding that (a) the Trustee charges and collects fees and expenses from such funds for services rendered and (b) the Trustee charges and collects fees and expenses for services rendered pursuant to this Indenture at any time), and from time to time the Company may direct the reinvestment of all or a portion of such money in other securities or funds meeting the criteria specified in Clause (1) or (2) of this Section.

ARTICLE FIVE

REMEDIES

SECTION 501   Events of Default.

“Event of Default”, wherever used herein or in a Security issued hereunder with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), except as may be otherwise provided pursuant to Section 301 for Securities of any series:

(1)   default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2)   default in the payment of the principal of or any premium on any Security of that series at its Maturity; or

(3)   default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or

(4)   default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty, a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5)   the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(6)   the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

(7)   any other Event of Default provided as contemplated by Section 301 or Section 901 with respect to Securities of that series.

SECTION 502   Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 501(5) or Section 501(6)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If an Event of Default specified in Section 501(5) or Section 501(6) with respect to Securities of any series at the time Outstanding occurs, the principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Upon payment of such amount, all obligations of the Company in respect of the payment of principal of, premium, if any, and interest on the Securities of such series shall terminate.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

(1)   the Company has paid or deposited with the Trustee a sum sufficient to pay

(A)   all overdue interest on all Securities of that series,

(B)   the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,

(C)   to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(D)   all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 607;

and

(2)   all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503   Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(1)   default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days; or

(2)   default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof, and such default is continuing,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and all other amounts due the Trustee under Section 607.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504   Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and all other amounts due the Trustee under Section 607) allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

SECTION 505   Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506   Application of Money Collected.

Any money or property collected by the Trustee pursuant to this Article and, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee (including any predecessor Trustee) under Section 607;

SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind (other than contractual subordination agreements pursuant to this Indenture), according to the amounts due and payable on such Securities for principal and any premium and interest, respectively; and

THIRD: To the Company or to such party as a court of competent jurisdiction shall direct;

provided, however, in the event that default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or default is made in the payment of the principal of or premium, if any, on any Security on the Stated Maturity Date or Redemption Date thereof, the Trustee may reserve from any money collected pursuant to this Article an amount sufficient, in the reasonable determination of the Trustee, to cover the expenses, disbursements and advances of the Trustee that may be incurred thereafter.

The Trustee may fix a record date for the payment of any amounts to Holders pursuant to this Section.

SECTION 507   Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee or similar official, or for any other remedy hereunder, unless

(1)   such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2)   the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)   such Holder or Holders have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)   the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)   no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 508   Unconditional Right of Holders to Receive Principal, Premium and Interest and to Convert Securities.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Sections 303 and 305) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date and, if the terms of such Security so provide, to convert such Security in accordance with its terms) and to institute suit for the enforcement of any such payment, and, if applicable, any such right to convert and such rights shall not be impaired without the consent of such Holder.

SECTION 509   Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510   Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 304, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511   Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512   Control by Holders.

The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided, however, that

(1)   such direction shall not be in conflict with any rule of law or with this Indenture;

(2)   such direction shall not involve the Trustee in personal liability; and

(3)   the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513   Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

(1)   in the payment of the principal of or any premium or interest on any Security of such series, or

(2)   in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514   Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, however, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or the Trustee, a suit by a Holder under Section 508, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.

SECTION 515   Waiver of Usury, Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

SECTION 601   Certain Duties and Responsibilities.

(1)   Except during the continuance of an Event of Default with respect to any series of Securities:

(A)   the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Securities of such series, and no implied covenants or obligations shall be read into this Indenture against the Trustee with respect to such series; and

(B)   in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(2)   In case an Event of Default with respect to any series of Securities has occurred and is continuing, the Trustee shall exercise with respect to the Securities of such series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(3)   No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(A)   this Subsection shall not be construed to limit the effect of Subsections (1) and (4) of this Section;

(B)   the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(C)   the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series.

(4)   Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(5)   Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602   Notice of Defaults.

Within 90 days after the occurrence, and during the continuance, of any default with respect to the Securities of any series that is known to the Trustee, the Trustee shall transmit, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, notice of all such uncured or unwaived defaults; provided, however, that in the case of any default of the character specified in Section 501(4) with respect to the Securities of such series, no such notice to Holders of Securities shall be given until at least 90 days after the occurrence thereof. Except in the case of a default or Event of Default in payment of principal of, premium, if any, or interest on any Security, or in the payment of any sinking fund installment, the Trustee may withhold such notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Holders of the Securities. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

SECTION 603   Certain Rights of Trustee.

Subject to the provisions of Section 601:

(1)   the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)    any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(3)    whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

(4)    the Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(7)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8)    the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(9)    the Trustee shall not be deemed to have notice or be charged with knowledge of any default (within the meaning of Section 602) or Event of Default with respect to the Securities of any series for which it is acting as Trustee unless written notice of such default or Event of Default, as the case may be, is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Company, any other obligor upon such Securities or by any Holder of such Securities, and such notice references the Securities and this Indenture;

(10)   the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, as well as to the Trustee’s employees, officers and directors;

(11)   the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any persons authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(12)   the permissive right of the Trustee hereunder to take or omit to take any action shall not be construed as a duty;

(13)   anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(14)   the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, any provision of any law or regulation or any act of any governmental authority, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action; and

(15)   in order to comply with applicable tax laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) related to this Indenture in effect from time to time (“Applicable Tax Law”) that a foreign financial institution, issuer, trustee, paying agent or other party is or has agreed to be subject to, the Company agrees (i) to provide to the Trustee and the Agents sufficient information about the parties and/or transactions (including any modification to the terms of such transactions) so the Trustee and the Agents, as applicable, can determine whether it has tax related obligations under Applicable Tax Law, (ii) that the Trustee and the Agents shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with Applicable Tax Law for which neither the Trustee nor any Agent shall have any liability and (iii) to hold harmless the Trustee and the Agents for any Losses it may suffer due to the actions it takes to comply with Applicable Tax Law. The terms of this section shall survive the termination of this Indenture.

SECTION 604   Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Company’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee, made in this Indenture.

SECTION 605   May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 608 and Section 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606   Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on, or for the investment of, any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 607   Compensation and Reimbursement.

The Company agrees:

(1)   to pay to the Trustee from time to time such reasonable compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)   except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its own negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable judgment), and the Trustee shall provide the Company reasonable notice of any expenditure not in the ordinary course of business; and

(3)   to the fullest extent permitted by law, to indemnify each of the Trustee, or any predecessor Trustee, and their respective officers, employees, directors, shareholders and agents (each, an “indemnitee”), for, and to hold them harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee or any predecessor Trustee), arising out of or in connection with the acceptance or administration of the trusts and its duties under this Indenture, including the enforcement of this provision, including the reasonable costs and expenses of defending (including the reasonable compensation and the expense and disbursements of its agents and counsel) themselves against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, damage, claim, liability or expense shall be determined (by a court of competent jurisdiction in a final, non-appealable judgment) to have been caused by such indemnitee’s own negligence or willful misconduct.

The Trustee shall notify the Company promptly of any claim for which it may seek indemnity; provided, however, that any failure by the Trustee to so notify the Company will not relieve the Company of its obligations hereunder, unless the Company is materially prejudiced thereby. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel if (i) the Company shall have failed to assume the defense thereof or employed counsel reasonably satisfactory to the Trustee or (ii) the Trustee has been advised by such counsel that there may be one or more defenses available to it that are different from or in addition to those available to the Company. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, other than funds held in trust under Section 402.

In addition and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(5) or Section 501(6), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal and State bankruptcy, insolvency or other similar law.

The Company’s obligations under this Section 607 and the lien referred to in this Section 607 shall survive the resignation or removal of the Trustee, the discharge of the Company’s obligations under Articles Four and Thirteen of this Indenture and/or the termination of this Indenture.

“Trustee” for purposes of this Section 607 shall include any predecessor Trustee; provided, however, that the negligence, bad faith or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

SECTION 608   Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall eliminate such interest, apply to the Commission for permission to continue as trustee (if any of the Securities are registered pursuant to the Securities Act) or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture, in its capacity as trustee in respect of the Securities of any series, or in its capacity as trustee under any other indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.

SECTION 609   Corporate Trustee Required; Eligibility.

There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and has its Corporate Trust Office in the United States of America. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610   Resignation and Removal; Appointment of Successor.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the Trustee’s receipt of such notice of removal, the departing Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

If at any time:

(1)   the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2)   the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3)   the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee with respect to all Securities or (B) subject to Section 514, Holders of 10% in principal amount of Securities of any series who have been bona fide Holders of such Securities for at least six months may, on behalf of themselves and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities of which such Trustee acts as trustee and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, Holders of 10% in principal amount of Securities of any series who have been bona fide Holders of such Securities for at least six months or the Trustee may, on behalf of themselves and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 611   Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder; subject, nevertheless, to its lien provided for in Section 607.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary, to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; subject, nevertheless, to its lien provided for in Section 607.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612   Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and in case at that time any Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in each such case, such certificate shall have the full force and effect accorded to a certificate of the Trustee under the Securities or this Indenture.

SECTION 613   Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

SECTION 614   Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of and subject to the direction of the Trustee to authenticate and deliver Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 304, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 106 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
As Authenticating Agent

By:
Authorized Signatory

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701   Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee:

(a)   semi-annually, not more than 15 days after each Regular Record Date, a list for each series of Securities, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of such series as of such Regular Record Date; and

(b)   at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Security Registrar for the Securities of a series, no such list need be furnished with respect to such series of Securities.

SECTION 702   Preservation of Information; Communications to Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company, the Trustee or any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 703   Reports by Trustee.

So long as any Securities remain outstanding, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each September 1 following the date of this Indenture deliver to Holders a brief report, dated as of such September 1, which complies with the provisions of such Section 313(a) (but if no event described in Section 313(a) has occurred within the 12 months preceding the reporting date, no such report need be transmitted). The Trustee also shall comply with Section 313(b)(2) of the Trust Indenture Act and shall also transmit by mail all reports as required by Section 313(c) of the Trust Indenture Act.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange or delisted therefrom.

SECTION 704   Reports by Company.

Except as may be otherwise provided pursuant to Section 301 for Securities of any series, the Company shall file with the Trustee, within 15 days after the Company files the same with the Commission, copies of the annual reports and the information, documents and other reports, if any, that it is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act.

All required reports, information and documents referred to in this Section 704 shall be deemed filed with the Trustee and transmitted to the Holders at the time such reports, information or documents are publicly filed with the Commission via the Commission’s EDGAR filing system (or any successor system). For purposes of clarification, the foregoing sentence does not impose on the Trustee any duty to search for or obtain any electronic or other filings that the Company makes with the Commission, regardless of whether such filings are periodic, supplemental or otherwise. The Trustee’s receipt of such shall not constitute a representation or warranty as to the accuracy or completeness of any such reports, information and documents or actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801   Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any other Person or convey, transfer or lease (as lessor) its properties and assets as or substantially as an entirety to any Person unless:

(1)   in the case of a merger, (i) the Company is the surviving Person or (ii) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases the properties and assets of the Company as, or substantially as, an entirety (the “Successor”) shall be a corporation validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and, for each Security that by its terms provides for conversion, shall have provided for the right to convert such Security in accordance with its terms;

(2)   immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall exist; and

(3)   the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction and such supplemental indenture, if any, complies with this Indenture (except that such Opinion of Counsel need not opine as to Clause (2) above).

SECTION 802   Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease (where the Company is the lessor) of the properties and assets of the Company as, or substantially as, an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except, in the case of a lease (where the Company is the lessor), the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901   Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)    to evidence the succession of another Person to the Company, or successive successions, and the assumption by any successor Person of the covenants, agreements and obligations of the Company herein and in the Securities contained, all as provided in Article Eight;

(2)    to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company with regard to all or any series of Securities (and if any such surrender is to be made with regard to less than all series of Securities, stating that such surrender is expressly being made solely with regard to such series);

(3)    to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series);

(4)    to add one or more guarantees for the benefit of Holders of the Securities or to release guarantors in accordance with the provisions of this Indenture or any supplemental indenture;

(5)    to secure the Securities;

(6)    to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611;

(7)    subject to any limitations established pursuant to Section 301, to provide for the issuance of additional Securities of any series;

(8)    to establish the form or terms of Securities of any series as permitted by Section 201 and Section 301;

(9)    to comply with the rules of any applicable Depository;

(10)   to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form;

(11)   to add to, change or eliminate any of the provisions of this Indenture with regard to all or any series of Securities (and if any such addition, change or elimination is to be made with regard to less than all series of Securities, stating that such addition, change or elimination is expressly being made solely with regard to such series); provided, however, that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security described in Clause (A)(i) Outstanding;

(12)   to cure any ambiguity, to correct or supplement any provision of this Indenture or the Securities which may be defective or inconsistent with any other provision herein;

(13)   to change any other provision under this Indenture; provided that such action pursuant to this Clause (13) shall not adversely affect the interests of the Holders of Securities of any series in any material respect;

(14)   to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Section 401, Section 1302 and Section 1303; provided that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities in any material respect;

(15)   to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the Securities may be listed or traded;

(16)   to comply with the rules of any applicable Depository or the requirements of the Commission either to effect or maintain the qualifications of this Indenture under the Trust Indenture Act; or

(17)   to conform any provision of this Indenture, any supplemental indenture, one or more series of Securities or any related guarantees or security documents, if any, to the description of such Securities contained in the Company’s prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the Securities of such series.

SECTION 902   Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange for Securities), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1)   change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security;

(2)   reduce the principal amount of any Security or reduce the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or reduce the rate of interest on any Security;

(3)   reduce any premium payable upon the redemption or change the date on which any Security may or must be redeemed;

(4)   change any Place of Payment where, or the coin or currency in which, the principal of or premium, if any, or interest on any Security is payable;

(5)   impair the right of any Holder to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(6)   reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

(7)   modify any of the provisions of this Section, Section 513, or Section 1006, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 1006, or the deletion of this proviso, in accordance with the requirements of Section 611 and Section 901(6); or

(8)   if the Securities of any series are convertible into or for any other securities or property of the Company, make any change that adversely affects in any material respect the right to convert any Security of such series (except as permitted by Section 901) or decrease the conversion rate or increase the conversion price of any such Security of such series, unless such decrease or increase is permitted by the terms of such Security.

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903   Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904   Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905   Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 906   Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series. Failure to make a notation or issue a new Security shall not affect the validity and effect of any amendment, supplement or waiver.

ARTICLE TEN

COVENANTS

SECTION 1001   Payment of Principal, Premium and Interest.

The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of, premium, if any, and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture. Principal of, premium, if any, and interest will be considered paid on the date due if the Trustee or Paying Agent, if other than the Company or a Subsidiary thereof, holds as of noon, New York City time, on the due date, money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal of, premium, if any, and interest on the Notes then due.

Notwithstanding anything to the contrary contained in this Indenture, the Company or the Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America or other domestic or foreign taxing authorities from principal or interest payments hereunder.

SECTION 1002   Maintenance of Office or Agency.

The Company will maintain in each Place of Payment for any series of Securities an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Security Registrar or Co-Security Registrar) where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion, and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

With respect to any Global Security, and except as otherwise may be specified for such Global Security as contemplated by Section 301 or as the Trustee may otherwise direct, the Corporate Trust Office of the Trustee (or such other office as the Trustee shall designate) shall be the Place of Payment where such Global Security may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefor; provided, however, that any such payment, presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depository for such Global Security shall be deemed to have been effected at the Place of Payment for such Global Security in accordance with the provisions of this Indenture.

SECTION 1003   Money for Securities Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, on or prior to noon, New York City time, on each due date of the principal of, premium, if any, or interest on any Securities of that series, deposit (or, if the Company has deposited any trust funds with a trustee pursuant to Section 1304(1), cause such trustee to deposit) with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest, if any, on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided; (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any) or interest, if any, on the Securities of that series; and (3) during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

SECTION 1004   Statement by Officer as to Default.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officer’s Certificate, stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which the signer thereof may have knowledge.

SECTION 1005   Existence.

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate (or equivalent) existence.

SECTION 1006   Waiver of Certain Covenants.

Except as otherwise specified as contemplated by Section 301 for Securities of such series, the Company may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 301(21), Section 901(2) or Section 901(8) for the benefit of the Holders of such series, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101   Applicability of Article.

Securities of any series that are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for such Securities) in accordance with this Article.

SECTION 1102   Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or an Officer’s Certificate or in another manner specified as contemplated by Section 301 for such Securities.

Except as otherwise specified as contemplated by Section 301 for Securities of such series, in case of any redemption at the election of the Company of the Securities of any series (including any such redemption affecting only a single Security), the Company shall, not less than 10 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction or condition.

SECTION 1103   Selection of Securities to Be Redeemed.

Except as otherwise specified as contemplated by Section 301 for Securities of such series, if less than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date, in the case of Securities held in certificated form, by the Trustee from the Outstanding Securities of such series not previously called for redemption, by lot, and in the case of Securities held in book-entry form, in accordance with the Applicable Procedures; provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of securities to be redeemed shall be treated as Outstanding for the purpose of such selection.

With respect to Securities held in certificated form, the Trustee shall promptly notify the Company in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

The provisions of the three preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed. If the Company shall so direct, Securities registered in the name of the Company, any Affiliate or any Subsidiary thereof shall not be included in the Securities selected for redemption.

SECTION 1104   Notice of Redemption.

Except as otherwise specified as contemplated by Section 301 for Securities of such series, notice of redemption shall be given by first-class mail, postage prepaid, mailed or otherwise delivered in accordance with the Applicable Procedures not less than 10 nor more than 60 days prior to the Redemption Date (or within such period as otherwise specified as contemplated by Section 301 for the relevant Securities), to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

Except as otherwise specified as contemplated by Section 301 for Securities of such series, all notices of redemption shall state:

(1)   the Redemption Date;

(2)   the Redemption Price (or the method of calculating such price);

(3)   if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed;

(4)   that on the Redemption Date the Redemption Price, and accrued interest, if any, will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

(5)   the place or places where each such Security is to be surrendered for payment of the Redemption Price;

(6)   for any Securities that by their terms may be converted, the terms of conversion, the date on which the right to convert the Security to be redeemed will terminate and the place or places where such Securities may be surrendered for conversion;

(7)   that the redemption is for a sinking fund, if such is the case;

(8)   the CUSIP and/or other similar number as contemplated by Section 309; provided, however, that no representation will be made as to the correctness or accuracy of the CUSIP number, or any similar number, if any, listed in such notice or printed on the Securities; and

(9)   any conditions precedent described in the second paragraph below.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request (which may be rescinded or revoked at any time prior to the time at which the Trustee shall have given such notice to the Holders), by the Trustee in the name and at the expense of the Company. The notice, if sent in the manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or otherwise in accordance with the Applicable Procedures or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Securities.

Any redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent and, at the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions precedent included at the Company’s discretion shall be satisfied (or waived by the Company) or the Redemption Date may not occur and such notice may be rescinded if all such conditions precedent included at the Company’s discretion shall not have been satisfied (or waived by the Company). In addition, such notice may provide that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption may be performed by another person.

SECTION 1105   Deposit of Redemption Price.

Except as otherwise specified as contemplated by Section 301 for Securities of such series, on or prior to noon, New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date or the Securities of the series provide otherwise) accrued interest on, all the Securities which are to be redeemed on that date, other than Securities or portions of Securities called for redemption that are owned by the Company or a Subsidiary and have been delivered by the Company or such Subsidiary to the Trustee for cancellation. All money, if any, earned on funds held by the Paying Agent shall be remitted to the Company. In addition, the Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price of, and accrued interest, if any, on, all Securities to be redeemed.

If any Security called for redemption is converted into shares of common stock or other securities of the Company in compliance with the terms of such Security, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security or any Predecessor Security to receive interest as provided in the last paragraph of Section 305 or in the terms of such Security) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

SECTION 1106   Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together, if applicable, with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 301, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 305; provided further that, unless otherwise specified as contemplated by Section 301, if the Redemption Date is after a Regular Record Date and on or prior to the Interest Payment Date, the accrued and unpaid interest shall be payable to the Holder of the redeemed Securities registered on the relevant Regular Record Date.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

SECTION 1107   Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor or such other office as the Trustee shall designate (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his or her attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE TWELVE

SINKING FUNDS

SECTION 1201   Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 301 for such Securities.

The minimum amount of any sinking fund payment provided for by the terms of any series of Securities is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of such Securities is herein referred to as an “optional sinking fund payment”. If provided for by the terms of any Securities, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities as provided for by the terms of such Securities.

SECTION 1202   Satisfaction of Sinking Fund Payments with Securities.

The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided, however, that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 1203   Redemption of Securities for Sinking Fund.

Not less than 45 days (or such shorter period as shall be satisfactory to the Trustee) prior to each sinking fund payment date for any Securities, the Company will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 1202 and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days prior to each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 1106 and Section 1107.

ARTICLE THIRTEEN

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1301   Company’s Option to Effect Defeasance or Covenant Defeasance.

Unless otherwise provided as contemplated by Section 301, Section 1302 and Section 1303 shall apply to all Securities or each series of Securities, as the case may be, in either case denominated in U.S. dollars and bearing interest at a fixed rate, in accordance with any applicable requirements provided pursuant to Section 301 and upon compliance with the conditions set forth below in this Article; and the Company may elect, at its option at any time, to have Section 1302 and Section 1303 applied to any Securities or any series of Securities, as the case may be, pursuant to such Section 1302 or Section 1303, in accordance with any applicable requirements provided pursuant to Section 301 and upon compliance with the conditions set forth in this Article. Any such election to have or not to have Section 1302 and Section 1303 apply, as the case may be, shall be evidenced by a Board Resolution, Officer’s Certificate or in another manner specified as contemplated by Section 301 for such Securities.

SECTION 1302   Defeasance and Discharge.

Upon the Company’s exercise of its option (if any) to have this Section apply to any Securities or any series of Securities, as the case may be, the Company shall be deemed to have been discharged from its obligations with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due, (2) the Company’s obligations with respect to such Securities under Sections 302, 303, 304, 1002 and 1003 and with respect to the Trustee, including but not limited to those under Section 607, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article. Subject to compliance with this Article, the Company may exercise its option (if any) to have this Section applied to any Securities notwithstanding the prior exercise of its option (if any) to have Section 1303 applied to such Securities.

SECTION 1303   Covenant Defeasance.

Upon the Company’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, (1) the Company shall be released from its obligations under Sections 704, 801, 1004 and 1005 and any covenants provided pursuant to Section 301(21), Section 901(2) or Section 901(8) for the benefit of the Holders of such Securities and (2) the occurrence of any event specified in Section 501(4) (with respect to Sections 704, 801, 1004 and 1005 and any such covenants provided pursuant to Section 301(21), Section 901(2) or Section 901(8)) and Section 501(7) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 501(4)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 1304   Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of Section 1302 or Section 1303 to any Securities or any series of Securities, as the case may be:

(1)   The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 609 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than noon, New York City time, on the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on such Securities on the respective Stated Maturities or on the applicable redemption date, as the case may be, in accordance with the terms of this Indenture and such Securities. As used herein, “U.S. Government Obligation” means (x) any security which is a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in Clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

(2)   In the event of an election to have Section 1302 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this instrument, there has been a change in the applicable Federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(3)   In the event of an election to have Section 1303 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(4)   The Company shall have delivered to the Trustee an Officer’s Certificate to the effect that neither such Securities nor any other Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit.

(5)   No event which is, or after notice or lapse of time or both would become, an Event of Default shall have occurred and be continuing at the time of such deposit (other than such event or Event of Default (if any) resulting from the incurrence of indebtedness or the grant of liens securing such indebtedness, all or a portion of the proceeds of which will be applied to such deposit).

(6)   Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument (other than this Indenture) to which the Company is a party or by which it is bound, or if such breach or default would occur, which is not waived as of, and for all purposes, on and after, the date of such deposit.

(7)   The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with (in each case, subject to the satisfaction of the condition in clause (5).

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article Eleven.

SECTION 1305   Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 1306, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 1304 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1304 with respect to any Securities which are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

SECTION 1306   Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company has been discharged or released pursuant to Section 1302 or Section 1303 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 1305 with respect to such Securities in accordance with this Article; provided, however, that (a) if the Company makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and U.S. Government Obligations to the Company promptly after receiving a written request therefor at any time, if such reinstatement of the Company’s obligations has occurred and continues to be in effect.

ARTICLE FOURTEEN

SUBORDINATION OF SECURITIES

SECTION 1401   Securities Subordinate to Senior Debt.

The Company for itself, its successors and assigns, covenants and agrees, and each Holder of Securities issued, whether upon original issue or upon transfer or assignment thereof, by his acceptance thereof likewise covenants and agrees, that the payment of principal of and premium, if any, and interest on each and all Securities is hereby expressly subordinated, to the extent and in the manner hereinafter in this Article set forth, in right of payment to the prior payment in full of all Senior Debt. The provisions of this Article shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

SECTION 1402   Payments to Securityholders.

(a)   Upon (i) any acceleration of the principal amount due on the Securities of any series or (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, or any assignment for the benefit of creditors, marshaling of assets and liabilities, or any debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding, all principal, premium, if any, sinking funds and interest, if any, due upon all Senior Debt shall first be paid in full, or payment thereof provided for in cash or cash equivalents in accordance with its terms, before any payment is made on account of the principal of, premium, if any, or interest on the indebtedness evidenced by the Securities, and upon any such dissolution or winding-up or liquidation or reorganization, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities of any series under the terms of this Indenture would be entitled, except for the provisions hereof, shall (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred by the provisions hereof upon the Senior Debt and the holders thereof with respect to the Securities and the Holders thereof by a lawful plan of reorganization under applicable bankruptcy law), be paid by the Company or any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Trustee or the Holders of the Securities if received by them, directly to the holders of Senior Debt (pro rata to each such holder on the basis of the respective amounts of Senior Debt held by such holder) or their representatives, to the extent necessary to pay all Senior Debt (including interest thereon) in full in cash or cash equivalents in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, before any payment or distribution is made to the Holders of the indebtedness evidenced by the Securities. The consolidation of the Company with, or a merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided in Section 801 hereof shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 1402(a).

(b)   In the event that any payment or distribution of assets of the Company of any kind or character not permitted by Section 1402(a), whether in cash, property or securities, shall be received by the Trustee or the Holders of Securities before all Senior Debt is paid in full, or provision made for such payment, in accordance with its terms upon written notice to the Trustee or, as the case may be, such Holder, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, (i) the holders of such Senior Debt or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, as their respective interest may appear, or (ii) if applicable, any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making payment or distribution of assets of the Company, in each case for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all such Senior Debt in full in accordance with its terms, after giving effect to any concurrent payment or distribution to holders of such Senior Debt. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 506 or Section 607. In addition, nothing in this Article shall prevent the Company from making or the Trustee from receiving or applying any payment in connection with the redemption of Securities of a series if the first publication of notice of such redemption (whether by mail or otherwise in accordance with this Indenture) has been made, and the Trustee has received such payment from the Company, prior to the occurrence of any of the contingencies specified in this Section 1402.

(c)   No payment on account of principal of, premium, if any, sinking funds or interest on the Securities of any series shall be made unless full payment of amounts then due for principal, premium, if any, sinking funds and interest on any Senior Debt has been made or duly provided for in cash or cash equivalents in accordance with the terms of such Senior Debt. No payment on account of principal, premium, if any, sinking funds or interest on the Securities shall be made if, at the time of such payment or immediately after giving effect thereto, (i) there shall exist a default in the payment of principal, premium, if any, sinking fund or interest with respect to any Senior Debt, or (ii) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, sinking funds or interest) with respect to any Senior Debt, as defined therein or in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the maturity thereof and upon written notice thereof given to the Trustee, with a copy to the Company (the delivery of which shall not affect the validity of the notice to the Trustee), and such event of default shall not have been cured or waived or shall not have ceased to exist.

SECTION 1403   Subrogation to Rights of Holders of Senior Debt.

From and after the payment in full of all Senior Debt, the Holders of the Securities (together with the holders of any other indebtedness of the Company which is subordinate in right of payment to the payment in full of all Senior Debt, which is not subordinate in right of payment to the Securities and which by its terms grants such right of subrogation to the holder thereof) shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets or securities of the Company applicable to the Senior Debt until the Securities shall be paid in full, and, for the purposes of such subrogation, no such payments or distributions to the holders of Senior Debt of assets or securities, which otherwise would have been payable or distributable to Holders of the Securities, shall, as between the Company, its creditors other than the holders of Senior Debt, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Debt, on the other hand, and nothing contained in this Article is intended to or shall impair as between the Company, its creditors other than the holders of Senior Debt, and the Holders of the Securities, the obligation of the Company, which is unconditional and absolute, to pay to the Holders of the Securities the principal of, premium, if any, sinking funds and interest, if any, on the Securities as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Trustee or the Holder of a Security of any series from exercising all remedies otherwise permitted by applicable law upon default hereunder with respect to the Securities of such series subject to the rights of the holders of Senior Debt, under Section 1402, to receive cash, property or securities of the Company otherwise payable or deliverable to the Trustee or the Holders of the Securities or to a representative of such Holders, on their behalf.

SECTION 1404   Article Not to Prevent Event of Default.

Nothing contained in this Article or elsewhere in this Indenture or the Securities of any series shall prevent at any time the Company from making payments at any time of principal of, premium, if any, sinking funds or interest on the Securities, except under the conditions described in Section 1402 or during the pendency of any proceedings or sale referred to therein. The failure to make a payment on account of principal of, premium, if any, sinking funds and interest by reason of any provision of this Article shall not be construed as preventing an Event of Default under Section 501.

SECTION 1405   Trustee to Effectuate Subordination; No Impairment of Subordination.

Each Holder of a Security by his acceptance thereof, whether upon original issue or upon transfer or assignment, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

No rights of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company, with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations of the Holders of the Securities to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt of any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 1406   Notice to Trustee.

The Company shall give prompt written notice to a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee in the form of an Officer’s Certificate of any fact known to the Company which would prohibit the making of any payment of money or distribution to or by the Trustee in respect of the Securities pursuant to the provisions of this Indenture. Notwithstanding the provisions of this Article, including, not limited to, Sections 1402, 1403 and 1404 hereof, or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment or distribution to or by the Trustee in respect of the Securities otherwise required to be made pursuant to the terms of this Indenture or the Securities, unless and until a Responsible Officer of the Trustee shall have received at the Corporate Trust Office of the Trustee written notice thereof from the Company or a holder or holders of Senior Debt or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any cash, property or securities may become payable or distributable for any purposes (including, without limitation, the payment of the principal of, premium, if any, sinking funds or interest on any Security), then, notwithstanding anything herein to the contrary, the Trustee shall have full power and authority to receive and to apply monies, securities or other property received by it for any such payment or distribution to the purpose for which they were received and shall not be affected by any notice to the contrary which may have been received by it within such three Business Days prior to such date.

The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt (or a trustee on behalf of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under the Article, and, if such evidence is not furnished, the Trustee may defer any payment or distribution to such Person pending judicial determination as to the right of such Person to receive such payment or distribution.

SECTION 1407   Reliance on Certificate of Liquidating Agent.

Upon any payment or distribution referred to in this Article, the Trustee, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which a dissolution, winding up or total or partial liquidation or reorganization of the Company is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 1408   Trustee Not Fiduciary for Holders of Senior Debt.

With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall in the absence of bad faith mistakenly pay over or distribute to Holders of the Securities of any series or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise.

SECTION 1409   Rights of Trustee as Holder of Senior Debt.

The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in Section 313 of the Trust Indenture Act or Section 613 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 506 or Section 607.

SECTION 1410   Article Applicable to Paying Agent.

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that this Section shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

SECTION 1411   Trust Moneys Not Subordinated.

Notwithstanding anything contained herein to the contrary, payments from moneys or the proceeds of U.S. Government Obligations held in trust under Article Four or Thirteen by the Trustee for the payment of principal of, premium, if any, and interest on the Securities from the date of deposit (if made in compliance with this Indenture) shall not be subordinated to the prior payment of any Senior Debt or subject to the restraints set forth in this Article, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Debt of the Company or any other creditor of the Company.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

ELEVANCE HEALTH, INC.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

1

EXHIBIT A

[FORM OF FACE OF SECURITY]

ELEVANCE HEALTH, INC.

[Global Securities Legend]

THIS GLOBAL SECURITY IS HELD BY AND REGISTERED IN THE NAME OF THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 203 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED PURSUANT TO SECTION 203(a) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 307 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Form of Face of Security]

ELEVANCE HEALTH, INC.

[Designation of Series]

CUSIP No.

[Other No.   ]

No. $

Elevance Health, Inc., a corporation duly organized and existing under the laws of the State of Indiana (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to, or registered assigns, the principal sum of   Dollars ($   )   on   [if the Security is to bear interest prior to Maturity, insert: and to pay interest thereon from    or    from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on   and    of each year (each, an “Interest Payment Date”), commencing   , at the rate of % per annum, until the principal hereof is paid or made available for payment][if applicable, insert: provided, however that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the    or   (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee at the direction of the Company, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.][If the Security is not to bear interest prior to Maturity, insert: The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand. Any such interest on overdue principal or premium which is not paid on demand shall bear interest at the rate of % per annum (to the extent that the payment of such interest on interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment. Interest on any overdue interest shall be payable on demand.]

Payment of the principal of (and premium, if any) [if applicable, insert: and any such interest] on this Security will be made at the office or agency of the Company maintained for that purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [if applicable, insert: provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register].

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ELEVANCE HEALTH, INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[Form of Reverse of Security]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of    , 2026 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the ‘“Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert: initially limited in aggregate principal amount to $    ].

[If applicable, insert relevant Redemption provisions.]

[If applicable, insert relevant Sinking Fund provisions.]

[If applicable, insert: The Indenture contains provisions for defeasance at any time of [the entire indebtedness of this Security] [or] [certain restrictive covenants and Events of Default with respect to this Security] [, in each case] upon compliance with certain conditions set forth in the Indenture.]

[If the Security is not an Original Issue Discount Security, insert: If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

[If the Security is an Original Issue Discount Security, insert: If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to    [insert formula for determining the amount]. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and premium and interest, if any, on the Securities of this series shall terminate.]

The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, and waives reliance by each such Holder upon said provisions.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity or security reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

Subject to certain limitations set forth in the Indenture, the transfer of this Security may be registered and this Security may be exchanged as provided in the Indenture. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to: ______________________________________________________

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _____________________ as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Your Signature: _____________________________________________________________

(Sign exactly as your name appears on the other side of this Security)

Your Name: _____________________________________________________________

Date:

Signature Guarantee:

*

NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The following exchanges of an interest in this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of an interest in another Global Security or a Definitive Security for an interest in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

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